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                                                                   EXHIBIT 10.2

                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT (the "Agreement") is made effective the 11th day of April, 1997, by and among FWA DRILLING COMPANY, INC. ("FWA"), INTERNATIONAL PETROLEUM SERVICE COMPANY ("IPSCO"),
TRIAD DRILLING COMPANY ("Triad"), UNIVERSAL WELL SERVICES, INC.
("Universal"), USC, INCORPORATED ("USC"), UTI ENERGY CORP. ("UTI"),
UTICO, INC.  ("UTICO"), PANTHER DRILLING, INC., formerly known as
VIERSEN & COCHRAN DRILLING COMPANY ("Viersen") and MELLON BANK,
N.A. ("Bank"). FWA, IPSCO, Triad, Universal, USC, UTI, UTICO and Viersen are hereinafter sometimes collectively referred to as the "Borrowers" and individually as a "Borrower".


                                   BACKGROUND


         A. Pursuant to that certain Amended and Restated Loan and Security Agreement dated December 7, 1995 (as it may be amended from time to time, including without limitation the fourth amendment of even date herewith the "Prior Loan Agreement"), FWA, IPSCO, Triad, Universal and USC (collectively, the "Prior Borrowers") requested and Bank agreed to extend to the Prior Borrowers certain credit facilities as further described in the Prior Loan Agreement.

         B. Pursuant to those certain Surety Agreements dated December 7, 1995 (for UTI and UTICO) and August IS, 1996 (for Viersen) (collectively, the "Prior Surety Agreements"), UTI, UTICO and Viersen agreed to act as surety for and guarantee the obligations of the Prior Borrowers under the Prior Loan Documents (as hereinafter defined). The Prior Loan Agreement, the Prior Surety Agreements and all other documents executed in connection therewith may hereinafter be collectively referred to as the "Prior Loan Documents".

         C. Borrowers have requested that Bank extend a certain term loan credit facility to Borrowers, which Bank is willing to do on the terms set forth herein.

         D. Capitalized terms not otherwise defined herein will have the meanings set forth therefor in Section 13 of this Agreement. Capitalized terms not otherwise defined in Section 13 of this Agreement or elsewhere in this Agreement shall have the meanings set forth therefor in the Prior Loan Agreement.

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit now or hereafter made to or for the benefit of Borrowers by Bank, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       THE LOAN; USE OF PROCEEDS.

         1.1 THE LOAN. Bank will lend to Borrowers and Borrowers will borrow from Bank the aggregate amount of Twenty-Five Million Dollars ($25,000,000.00)(the "Loan"). Borrowers' obligation to repay the Loan shall be evidenced by Borrowers' promissory note in the face amount of Twenty-Five Million Dollars ($25,000,000.00)(the "Note"), which shall be in the form attached hereto as Exhibit "A", with the blanks appropriately filled in.





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         1.2 SAVINGS CLAUSE. Anything contained in this Agreement or any other
Loan Documents to the contrary notwithstanding, the obligations of each Borrower with respect to the repayment of the Loan shall be limited to the lesser of: (i) the total amount of the Loan, or (ii) a maximum aggregate amount equal to the largest amount that would not render its obligations with respect thereto subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), if and to the extent such Borrower (or trustee on its behalf) has properly invoked the protections of the Fraudulent Transfer Laws. In making such determination, all rights of subrogation and contribution of a Borrower with respect to such obligations shall be deemed to be an asset of such Borrower.

         1.3 USE OF PROCEEDS. The proceeds of the Loan shall be advanced to Borrowers in accordance with procedures reasonably acceptable to Bank. Borrowers agree that the proceeds of the Loan shall be used (i) to partially fund the purchase of certain assets of Southland, as further described in the Southland Acquisition Agreement, which acquisition has been consented to by the Bank, (ii) to repay existing indebtedness of Borrowers to CIT and the Sam K. Viersen, Jr. Revocable Trust, (iii) to repay an existing $4,000,000 term loan previously extended by Bank to Borrowers to finance the Quarles Acquisition, and (iv) to repay a portion of the balance of the Line under the Prior Loan Agreement used to finance the Quarles acquisition.

         1.4 CLOSING. Closing hereunder will take place at a time and place mutually acceptable to Borrowers and Bank effective on the date of this Agreement.

2.       INTEREST RATE.

         2.1 INTEREST ON THE LOAN. Interest on the unpaid principal balance of the Loan will accrue until final payment thereof at the rate per annum which is equal to the Prime Rate in effect from time to time (such interest rate to change immediately upon any change in the Prime Rate).

         2.2 DEFAULT INTEREST. Interest will accrue on the principal balance of the Loan after the occurrence of an Event of Default at a rate which is two percent (2%) in excess of the non-default rate otherwise set forth above for the Loan.

         2.3 POST JUDGMENT INTEREST. Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the applicable default rate set forth above until paid.

         2.4 CALCULATION. Interest will be computed on the basis of a year of 365/366 days and paid for the actual number of days elapsed.

         2.5 LIMITATION OF INTEREST TO MAXIMUM LAWFUL RATE. In no event will the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate will be refunded to Borrowers. Such refund will be made by application of the excessive amount of interest paid against any sums outstanding hereunder and will be applied in such order as Bank may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the sums outstanding will be refunded in cash by Bank. Any such crediting or refunding will not cure or waive any default by Borrowers. Borrowers agree, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any non-principal payment, including without

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limitation late charges, will be deemed to the extent permitted by law to be an expense fee, premium or penalty rather than interest.

3.       PAYMENTS AND FEES.

         3.1 INTEREST PAYMENTS ON THE LOAN. Borrowers will pay interest on the outstanding principal balance of the Loan monthly, on the first day of each calendar month commencing the first day of the first calendar month following the date hereof.

         3.2      PRINCIPAL PAYMENTS ON THE LOAN.

                  (a) Borrowers will pay the outstanding principal balance of the Loan as follows:

                           (i)      twelve (12) equal and consecutive monthly
installments of Four Hundred Twenty-Five Thousand Dollars ($425,000.00) each, payable on the first day of each calendar month commencing on May 1, 1997 and continuing through and including April 1, 1998;

                           (ii)     twelve (12) equal and consecutive monthly
installments of Five Hundred Thousand Dollars ($500,000.00) each, payable on the first day of each calendar month commencing on May 1, 1998 and continuing through and including April 1, 1999;

                           (iii)    thirteen (13) equal and consecutive monthly
installments of Six Hundred Fifty Thousand Dollars ($650,000.00) each, payable on the first day of each calendar month commencing on May 1, 1999 and continuing through and including May 1, 2000; and

                           (iv)     one (1) final payment of the remaining
principal balance hereof plus all accrued and unpaid interest thereon on June 1, 2000.

                  (b) In addition to the foregoing sums, Borrower agrees that Borrower shall, one Business Day after the closing of any Public Offering by UTI of UTI's Equity Securities, pay to Bank as a prepayment of principal of the Note, the Net Cash Proceeds (not to exceed the unpaid principal balance of the Note and all accrued unpaid interest thereon) received by UTI from such Public Offering. Such prepayment shall be applied as set forth in Section 3.5 to principal payments in the inverse order in which they are due.

                  For purposes of this Section 3.2(b) the following terms shall have the following meanings:

                           (i)      "Public Offering" shall mean the sale by
UTI of its Equity Securities in any public offering pursuant to an effective registration statement filed with the securities and Exchange Commission, provided that "Public Offering" shall not include (i) any offering or sale by UTI of its Equity Securities in connection with an employee benefit plan, (ii) any offering or sale by UTI of its Equity Securities in connection with a merger and using a registration statement on Form 5-4 promulgated by the Securities and Exchange Commission or any successor thereto, (iii) any offering or sale of Equity Securities for or on behalf of any other person or selling stockholder, including pursuant to any registration rights (demand, piggyback or otherwise) of any kind, and (iv) any offering or sale of Equity Securities for which no cash proceeds are received by UTI.


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                           (ii)     "Equity Securities" shall mean, for any
person, such person's common stock, preferred stock, warrants, options or other rights to acquire common stock or preferred stock of such person, and all securities of such person convertible into or exchangeable for common stock or preferred stock of such person.

                           (iii)    "Net Cash Proceeds" shall mean the total
gross proceeds from the Public Offering by UTI of its Equity Securities, less
(i) all expenses associated with the sale of such Equity Securities, including without limitation all underwriters' fees, cost, expenses and discounts, brokers' fees, printing fees, filing and other fees paid to the Securities and Exchange Commission or similar governmental authorities outside the United States, Blue Sky fees and expenses, attorneys' fees, accountants' fees, other experts' fees, and all other expenses incurred in connection with the Public Offering by UTI of its Equity Securities, (ii) such amounts as persons other than UTI are entitled to receive under the terms of such Public Offering; (iii) such amounts as UTI and the underwriters employed by UTI in such Public Offering may determine to be necessary to satisfy the purchase price payment obligations of UTI in connection with a business acquisition identified in such Public Offering and for which the Bank has given its consent pursuant to the terms of this Agreement and (iv) all expenses associated with the consummation of such business acquisition, including all attorney's fees, accountants' fees, other experts' fees, Hart Scott Rodino Antitrust Improvements Act and other governmental (including state and local) fees, broker and finders fees and all other expenses incurred in connection with such business acquisition.

                  (c) Borrowers also agree to make the prepayments required under Section 6.6.

         3.3 FACILITY FEE. Borrowers shall pay to Bank a facility fee of Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Facility Fee"). The Facility Fee shall be deemed fully earned and non- refundable and shall be paid by Borrowers to Bank upon execution of this Agreement.

         3.4 LATE CHARGE. In the event that Borrowers fail to pay when due any principal, interest or other fees or expenses payable hereunder for a period of at least fifteen (15) days, in addition to paying such sums, Borrowers will pay to Bank a late charge equal to five percent (5%), of such past due payment as compensation for the expenses incident to such past due payment.

         3.5 PREPAYMENT OF LOAN. Borrowers may prepay all or any part of the principal balance of the Loan without any premium or fee, at any time, following delivery of not less than five (5) days prior written notice to Bank. Certain prepayments are required as a result of the sale of assets by Borrower or in connection with certain Public Offerings by UTI and as a result of a Change of Control. All prepayments will be applied to the regularly scheduled payments in the inverse order in which they are due.

         3.6 PAYMENT METHOD. Borrowers irrevocably authorize Bank to debit all payments required to be made by Borrowers hereunder, under the Loan, on the date due, from any deposit account maintained by any Borrower with Bank. Otherwise, Borrowers will be obligated to make such payments directly to Bank. All payments are to be made in immediately available funds. If Bank accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Bank.

         3.7 APPLICATION OF PAYMENTS. Any and all payments on account of the Loan will be applied to accrued and unpaid interest, outstanding principal and other sums due hereunder or under the Loan Documents, in such order as Bank, in

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its discretion, elects. If Borrowers make a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

         3.8 LOAN ACCOUNT. Bank will open and maintain on its books a loan account (the "Loan Account") with respect to advances made, repayments, prepayments, the computation and payment of interest and fees and the computation and final payment of all other amounts due and sums paid to Bank under this Agreement. Except in the case of manifest error in computation, the Loan Account will be conclusive and binding on the Borrowers as to the amount at any time due to Bank from Borrowers under this Agreement or the Note.

         3.9 INDEMNITY; LOSS OF MARGIN. Borrowers will indemnify Bank against any loss or expense which Bank sustains or incurs as a consequence of an Event of Default, including, without limitation, any failure of Borrowers to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan Documents. If Bank sustains or incurs any such loss or expense it will from time to time notify Borrowers in writing of the amount reasonably determined in good faith by the Bank to be necessary to indemnify Bank for the loss or expense. Such amount will be due and payable by Borrowers to Bank within ten (10) days after presentation by Bank of a statement setting forth a brief explanation of and Bank's calculation of such amount, which statement shall be presumed correct absent manifest error. Any amount payable to the Bank under this section will bear interest at the default rate payable under the Loan from the due date until paid, both before and after judgment.

         In the event that any future law, rule, regulation, treaty or official directive, interpretation or application by any central bank, monetary authority or governmental authority, or the future compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law):

                  (a) subjects Bank to any tax with respect to any amounts payable under this Agreement or the other Loan Documents by Borrowers or otherwise with respect to the transactions contemplated under this Agreement or the other Loan Documents (except for taxes on or determined by the overall net income of Bank imposed by the United States of America or any political subdivision thereof); or

                  (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, capital maintenance, capital adequacy, or similar requirement against assets held by, or deposits in or for the account of, or loans or advances or commitment to make loans or advances by the Bank; or

                  (c) imposes upon Bank any other condition with respect to advances or extensions of credit or the commitment to make advances or extensions of credit under this Agreement, and the result of any of the foregoing is to increase the costs of Bank, reduce the income receivable by or return on equity of Bank or impose any expense upon Bank with respect to any advances or extensions of credit or commitments to make advances or extensions of credit under this Agreement, Bank shall so notify Borrowers in writing. Borrowers agree to pay Bank the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense within ten
(10) days after presentation by Bank of a statement concerning such increase in

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cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall set forth a brief explanation of the amount and Bank's calculation of the amount (in determining such amount the Bank may use any reasonable averaging and attribution methods), which statement shall be presumed correct absent manifest error. If the amount set forth in such statement is not paid within ten (10) days after such presentation of such statement, interest will be payable on the unpaid amount at the default rate payable under the Loan from the due date until paid, both before and after judgment.

4.       SECURITY.

         4.1 PERSONAL PROPERTY. As security for the full and timely payment and performance of the Bank Indebtedness, each Borrower hereby ratifies, confirms and grants to Bank a security interest in all of the following:

                  (a) All of such Borrower's present and future accounts, contract rights, chattel paper, instruments and documents and all other rights to the payment of money whether or not yet earned, for services rendered or goods sold, consigned, leased or furnished by such Borrower or otherwise, together with (i) all goods (including any returned, rejected, repossessed or consigned goods), the sale, consignment, lease or other furnishings of which shall be given or may give rise to any of the foregoing, (ii) all of such Borrower's rights as a consignor, consignee, unpaid vendor or other lienor in connection therewith, including stoppage in transit, set-off, detinue, replevin and reclamation, (ill) all general intangibles related thereto, (iv) all guaranties, mortgages, security interests, assignments, and other encumbrances on real or personal property, leases and other agreements or property securing or relating to any accounts, (v) chooses-in-action, claims and judgments, (vi) any return or unearned premiums, which may be due upon cancellation of any insurance policies, and (vii) all products and proceeds of any of the foregoing.

                  (b) All of such Borrower's present and future inventory (including but not limited to goods held for sale or lease or furnished or to be furnished under contracts for service, raw materials, work-in-process, finished goods and goods used or consumed in such Borrower's business) whether owned, consigned or held on consignment, together with all merchandise, component materials, supplies, packing, packaging and shipping materials, and all returned, rejected or repossessed goods sold, consigned, leased or otherwise furnished by such Borrower, all documents of title covering any of such goods or inventory and all products and proceeds of any of the foregoing.

                  (c) All of such Borrower's right, title and interest in present and future general intangibles (including but not limited to tax refunds and rebates, manufacturing and processing rights, designs, patent rights and applications therefor, trademarks and registration or applications therefor, trade names, brand names, logos, inventions, copyrights and all applications and registrations therefor), licenses, permits, approvals, software and computer programs, license rights, royalties, trade secrets, methods, processes, know-how, formulas, drawings, specifications, descriptions, label designs, plans, blueprints, patterns and all memoranda, notes and records with respect to any research and development, and all products and proceeds of any of the foregoing.

                  (d) All of such Borrower's present and future machinery, equipment, furniture, fixtures, motor vehicles, tools, dies, jigs, molds, drilling rigs, wells and production equipment, pipe, engines, fittings, computers, pumps, barrels, stores and other articles of tangible personal property of every type together with all parts, substitutions, accretions,

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
accessions, attachments, accessories, additions, components and replacements thereof, all documents of title covering any of such goods or inventory and all manuals of operation, maintenance or repair, and all products and proceeds of any of the foregoing.

                  (e) All of such Borrower's present and future general ledger sheets, files, records, customer lists, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, credit files, tapes, cards, computer runs and all other data and data storage systems whether in the possession of any Borrower or any service bureau.

                  (f) All letters of credit now existing or hereafter issued naming any Borrower as a beneficiary or assigned to any Borrower, including the right to receive payment thereunder, and all documents and records associated therewith.

                  (g) All present and future deposits, funds, instruments, documents, policies, evidences and certificates of insurance, securities, investment property, chattel paper and other assets of such Borrower or in which such Borrower has an interest and all proceeds thereof, including without limitation, those now or at any time hereafter on deposit with or in the possession or control of Bank or owing by Bank to such Borrower or in transit by mail or carrier to Bank or in the possession of any other Person acting on Bank's behalf, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or otherwise, or whether Bank has conditionally released the same, and in all assets of such

Borrower in which Bank now has or may at any time hereafter obtain a lien, mortgage, or security interest for any reason.

                  (h)      All proceeds of the foregoing.

         In addition to Borrowers' obligations under the Prior Loan Documents, Borrowers agree that the Collateral shall also secure Borrowers' obligations to Bank under this Agreement. Borrowers acknowledge and agree that all security interests granted to Bank pursuant to the Prior Loan Agreement are continued and remain in effect, that the Bank's lien position with respect to the Collateral shall relate back to the date referenced in the Prior Loan Agreement and that all financing statements previously filed with respect to the Collateral shall remain in full force and effect.

         The security interest granted in this Section 4 shall include, without limitation: (i) drilling rigs, inventory and other equipment and assets and all proceeds thereof, in which CIT previously held a security interest under the CIT Loan Documents, (ii) any assets (other than real property, if any) which previously secured that certain promissory note in the original principal amount of Eight Million Dollars ($8,000,000.00) dated August 14, 1996 made by UTI payable to the order of the Sam K. Viersen, Jr. Revocable Trust (the "Viersen Note") and all other documents in connection therewith (collectively, the "Viersen Loan Documents"), and (iii) the assets (other than any real property) acquired by Triad from Southland pursuant to the Southland Acquisition Agreement. The Borrowers represent and warrant that the obligations of Borrowers under the CIT Loan Documents and the Viersen Loan Documents (collectively, the "Prior Obligation Documents") have been paid in full or will be paid ii) full at the closing hereunder by Borrowers and that the Prior Obligation Documents upon payment in full will be terminated and of no further force or effect.

         4.2 GENERAL. The collateral described above in Section 4.1 is collectively referred to herein as the "Collateral". The above-described security interests and liens shall not be rendered void by the fact that no Bank

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Indebtedness exists as of any particular date, but shall continue in full force and effect until all ]Bank Indebtedness has been repaid, Bank has no agreement or commitment outstanding pursuant to which Bank may extend credit to or on behalf of any Borrower. IT IS THE EXPRESS INTENT OF THE BORROWERS THAT ALL OF THE COLLATERAL SHALL SECURE NOT ONLY THE OBLIGATIONS UNDER THE LOAN DOCUMENTS, BUT ALSO ALL OTHER PRESENT AND FUTURE OBLIGATIONS (NOW EXISTING OR HEREAFTER ARISING) OF EACH BORROWER TO BANK.

5. REPRESENTATIONS AND WARRANTIES. Borrowers represent and warrant as follows:

         5.1 CONFIRMATION OF PRIOR REPRESENTATIONS AND WARRANTIES. All representations and warranties of Obligors as set forth in the Prior Loan Agreement, including without limitation those in Section 5 of the Prior Loan Agreement are true and complete as of the date hereof, except for such representations and warranties as are by their express terms limited to a prior specific date. Such representations are hereby incorporated into this Agreement by reference with the same effect as if they were set forth in this Agreement in their entirety.

         5.2 TITLE TO ACQUIRED ASSETS. The Collateral, including without limitation the assets acquired pursuant to the Southland Acquisition Agreement (the "Southland Assets"), is and will be owned by Borrowers free and clear of all liens and other encumbrances of any kind, except liens in favor of the Bank and such other liens as may be permitted under the Prior Loan Agreement. The Southland Assets shall constitute part of the Collateral, and Borrower will defend all of the Collateral against any claims of all persons or entities other than (i) claims of the Bank, and (ii) liens permitted under the Prior Loan Agreement.

         5.3 DUE AUTHORIZATION; NO LEGAL RESTRICTIONS. The execution and delivery by Borrowers of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan
Documents: (a) have been duly authorized by all requisite corporate action of each Borrower, (b) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or any Borrower's Certificate or Articles of Incorporation or By-laws, or any indenture, mortgage, loan or credit agreement or instrument to which any Borrower is a party or by which it may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Borrower under the terms or provisions of any such agreement or instrument, except liens in favor of Bank.

         5.4 ENFORCEABILITY. The Loan Documents have been duly executed by Borrowers and delivered to Bank and constitute legal, valid and binding obligations of Borrowers, enforceable in accordance with their terms.

         5.5 CONSENTS. No consent, approval or authorization of or designation, declaration or filing with any governmental authority or any other Person on the part of Borrowers are required in connection with the execution, delivery or performance by Borrowers of the Loan Documents or the consummation of the transactions contemplated thereby.



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



         5.6 CURRENT COMPLIANCE. Borrowers are currently in compliance with all of the terms and conditions of the Loan Documents.

         5.7 INTERRELATEDNESS OF BORROWERS. The business operations of Borrowers are interrelated and complement one another, and such entities have a common business purpose, with intercompany bookkeeping and accounting adjustments used to separate their respective properties, liabilities, and transactions. To permit their uninterrupted and continuous operations, such entities now require and will from time to time hereafter require funds and credit accommodations for general business purposes. The proceeds of advances under the Loan will directly or indirectly benefit each Borrower hereunder, severally and jointly, regardless of which Borrower requests or receives part or all of the proceeds of such advances. The Southland Assets, although owned by Triad, will be used by or for the benefit of all Borrowers from time to time.

         5.8 ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty by Borrowers contained herein or in any certificate or other document furnished by Borrowers pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in any material respect in light of the circumstances under which it was made.

         5.9 DRILLING RIGS AND RELATED EQUIPMENT. All drilling rigs and related drilling equipment (collectively, the "Drilling Equipment") used by Borrowers in drilling operations on their own behalf or on behalf of their customers are owned by the entities described on Schedule 5.9 attached hereto. Schedule 5.9 sets forth the respective owners of the Drilling Equipment and the states in which the Drilling Equipment is located. None of the Drilling Equipment consists of, is located upon or will be part of any vehicle for which a certificate of title is issued.

6. GENERAL COVENANTS. Except with the prior written consent of Bank, Borrowers will comply with the following:

         6.1 CONFIRMATION OF PRIOR GENERAL COVENANTS. Borrowers acknowledge, confirm and agree to comply with all covenants of Obligors as set forth in
Section 6 of the Prior Loan Agreement, as amended on the date hereof and as amended from time to time. Such covenants are hereby incorporated into this Agreement by reference with the same effect as if they were set forth in the Agreement in their entirety.

         6.2 RESTRICTIONS ON USE OF PROCEEDS. No Borrower will carry or purchase with the proceeds of the Loan any "margin security" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System.

         6.3      DRILLING EQUIPMENT.  With respect to the Drilling Equipment:

                           (i)  Bank may at any reasonable time inspect the
Drilling Equipment.

                           (ii) The Drilling Equipment shall at all times remain
separately identifiable personal property and shall not become affixed to any real property so as to become a fixture.



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



                           (iii)    If requested by Bank in writing, Borrowers
will attach to the Drilling Equipment in which Bank has a security interest, a notice satisfactory to Bank, disclosing Bank's security interest in such Drilling Equipment.

                           (iv)     Borrowers will not move any of the Drilling
Equipment in which Bank has a security interest, out of any of the states described in Schedule 5.9 attached hereto or any of the other states in which Bank has filed UCC financing statements sufficient to perfect Bank's security interest, naming the owner of such Drilling Equipment, as debtor, and describing such Drilling Equipment as collateral, unless such Borrower gives the Bank at least ten (10) Business Days prior written notice and, with such written notice also provides Bank with duly executed financing statements to perfect Bank's security interest in such Drilling Equipment upon filing in such new state.

                           (v)      Borrowers will not permit any certificates
of title to exist or to be issued for any of the Drilling Equipment, unless the Bank's security interest is duly noted thereon, the certificate of title is delivered to Bank and Borrowers take all other actions which Bank deems necessary or advisable to protect and perfect Bank's security interest in such Drilling Equipment.

         6.4 SUBORDINATED TERM LOAN. Borrowers will close the financing contemplated under the Subordinated Debt Loan Documents and utilize the funds thereunder for payment of the purchase price of the Southland Acquisition. Borrowers will not amend, modify or restate any of the provisions of the Subordinated Term Loan or any of the Subordinated Debt Loan Documents, in any way which in Bank's judgment would adversely affect the Bank Indebtedness, the Collateral, the Subordination Agreement, any Borrower's business, operations or financial condition, or any rights or remedies of Bank. Without limitation, no modification shall be made which increases the interest rate, fees or other sums payable in connection with the Subordinated Term Loan or under the Subordinated Debt Loan Documents, shortens or accelerates the maturity or due date of any payments under the Subordinated Term Loan, grants any security interest to secure all or any part of the Subordinated Term Loan, makes any financial covenant or ratio more restrictive, or results in any situation in which a default could occur under the Subordinated Term Loan without such event constituting an Event of Default hereunder.

                  The provisions in the Subordination Agreement permitting the Subordinated Lender to enter into amendments or modifications of the Subordinated Debt Loan Documents with respect to interest rate increases and fees shall not be deemed to be a consent or agreement by Bank to any increase in the interest rate of the Subordinated Term Loan or any new or increased fees payable in connection with the Subordinated Term Loan. Such amendments or modifications shall still require the consent by Bank. Obligors will give Bank a copy of any proposed amendment, modification or restatement of any Subordinated Debt Loan Document at least ten (10) days prior to the execution thereof. Obligors will not enter into any such amendment, modification or restatement, if Bank has notified Obligors that it would be a violation of this Section 6.4.

                  No Borrower will, directly or indirectly, repurchase, redeem, or defease prior to the date when due or otherwise make any prepayment prior to the date when due, or effect any prepayment that is optional on the part of such Borrower, on any of the Subordinated Term Loan or any other Indebtedness for borrowed money without the prior written consent of Bank, except that no such consent is required for and UTI may effect (A) any transaction in which UTI's capital stock is exchanged for Indebtedness owed by any of the Borrowers, including any cashless warrant exercise arrangements in which warrants are exercised without cash payment by the Person so exercising, or exchange of indebtedness owed by any of the Borrowers for capital stock of UTI, (B) prepayment permitted by Section 13 of the Prior Loan Agreement, (C) mandatory prepayments required under the terms of the Subordinated Debt Loan Documents, and (D) prepayments of Indebtedness owed to Bank in accordance with or required under this Agreement or the Prior Loan Agreement. Borrowers will give Bank a copy of each notice of default or other substantive notice received by any Borrower from any Subordinated Lender, as soon as possible but no later than two
(2) Business Days after such Borrowers' receipt. Borrowers will also deliver to Bank a copy of each compliance certificate or other report or certificate delivered by any Borrower to any Subordinated Lender simultaneously with delivery to such Subordinated Lender. Nothing contained in this Section 6.4 shall limit, restrict, waive or adversely affect any of Bank's rights or remedies under the Subordination Agreement.

                  Promptly upon becoming aware of the existence of any default or event of default under the Subordinated Debt Loan Documents, Borrowers will give Bank written notice specifying the nature thereof and describing what action the Borrowers are taking or propose to take with respect thereto.

         6.5 SOUTHLAND ACQUISITION. Borrowers will not amend or modify the Southland Acquisition Agreement or any documents collateral thereto in any material way or waive any material rights thereunder.

         6.6 CHANGE OF CONTROL. Promptly and in any event within ten (10) Business Days after the occurrence of any Change of Control, the Borrowers will give written notice of such transaction or event to Bank, which notice shall state the date of such Change of Control, shall describe such Change of Control in reasonable detail and shall contain an offer to prepay the unpaid balance of the Line and the Loan, all interest thereon and all sums due in connection therewith and to terminate the Prior Loan Agreement on the date specified therein (the "Change In Control Prepayment Date"), which Change in Control Prepayment Date shall be a Business Day not less than one (I) Business Day prior to the date upon which Borrowers have offered to prepay the Subordinated Term Loan as a result of such Change of Control pursuant to the terms of Subordinated Debt Loan Documents. Bank shall have the option to require the Borrowers to prepay all or any part of the Line, the Loan and all interest thereon and to terminate the Prior Loan Agreement, and Borrowers hereby, jointly and severally, agree to make such prepayment and to terminate the Prior Loan Agreement. Such option may be exercised by Bank by written notice to the Borrowers given no later than ten (10) days prior to the Change in Control Prepayment Date, specifying the amount to be prepaid. On the Change in Control Prepayment Date, Borrowers shall pay such amount to Bank and, if requested by Bank, shall execute a termination of agreement for the Prior Loan Agreement; provided that, notwithstanding its exercise of the option herein provided, Bank may at any time prior to the Change in Control Prepayment Date waive or revoke in whole or in part by written notice to Borrowers the exercise of its option hereunder.

         6.7 AMENDED, RESTATED AND CONSOLIDATED LOAN AGREEMENT. Borrowers agree that they will execute and deliver to Bank, an Amended, Restated and Consolidated Loan and Security Agreement, consistent with and setting forth the terms of this Loan Agreement and the Prior Loan Agreement, together with such other collateral documents and agreements, opinions of counsel and other related items as Bank may request within 60 days after the date of this Agreement.

7. FINANCIAL COVENANTS. Except with the prior written consent of Bank, Borrowers will comply with the financial covenants of Obligors as set forth in Section 7 of the Prior Loan Agreement, as amended on the date hereof and as amended from time to time. Such covenants are hereby incorporated into this Agreement by reference with the same effect as if they were set forth in this Agreement in their entirety.

8.       ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS.

         8.1 CONFIRMATION OF PRIOR REPORTING REQUIREMENTS. Borrowers agree to comply with the financial reporting and other requirements of Obligors as set forth in Section 8 of the Prior Loan Agreement. Such covenants are hereby incorporated into this Agreement by reference with the same effect as if they were set forth in this Agreement in their entirety.

9.       ENVIRONMENTAL REPRESENTATIONS AND COVENANTS.

         9.1 CONFIRMATION OF PRIOR REPRESENTATIONS. Borrowers represent and warrant that all representations of Obligors as set forth in Section 9 of the Prior Loan Agreement are true and complete as of the date hereof, as amended as of the date hereof. Such representations and warranties are hereby incorporated into this Agreement by reference with the same effect as if they were set forth in this Agreement in their entirety.

         9.2 CONFIRMATION OF PRIOR COVENANTS. Borrowers acknowledge, confirm and agree to comply with all environmental covenants and other obligations of Obligors as set forth in Section 9 of the Prior Loan Agreement, as amended as of the date hereof. Such covenants are hereby incorporated into this Agreement by reference with the same effect as if they were set forth in this Agreement in their entirety.

10. CONDITIONS OF CLOSING. The obligation of Bank to make available the Loan is subject to the performance by Borrowers of all of their agreements to be performed hereunder and to the following further conditions (any of which may be waived by Bank):

         10.1 LOAN DOCUMENTS. Borrowers and all other required persons and entities will have executed and delivered to Bank the Loan Documents, the Fourth Amendment to the Prior Loan Agreement and all other documents collateral to such Fourth Amendment.

         10.2 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrowers set forth in the Loan Documents, the Prior Loan Documents, the Subordinated Debt Loan Documents will be true at and as of the date hereof, except for such representations and warranties that are by their express terms limited to a specific prior date.

         10.3 NO DEFAULT. No condition or event shall exist or have occurred which would constitute an Event of Default hereunder, under the Prior Loan Documents or under the Subordinated Loan Documents (or would, upon the giving of notice or the passage of time or both, constitute such an Event of Default).

         10.4 PROCEEDINGS AND DOCUMENTS. All proceedings taken by Borrowers in connection with the transactions contemplated by this Agreement and all documents incident to such transactions shall be satisfactory in form and substance to Bank and Bank's counsel, and Bank shall have received all documents or other evidence which it reasonably may request in connection with such proceedings and transactions. Each Borrower shall have delivered to Bank a certificate, in form and substance satisfactory to Bank, dated the date hereof and signed on behalf of that Borrower by an officer of that Borrower, certifying
(a) true copies of the Articles of Incorporation and Bylaws of that Borrower in effect on such date, (b) true copies of all corporate actions taken by that

Borrower relative to the Loan Documents, and (c) the names, true signatures and incumbency of the officers of that Borrower in effect on such date, (b) true copies of all corporate actions taken by that Borrower relative to the Loan Documents, and (c) the names, true signatures and incumbency of the officers of that Borrower authorized to execute and deliver this Agreement and the other Loan Documents. Bank may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been received by Bank.

         10.5 AMENDMENT TO PRIOR LOAN AGREEMENT. Bank shall have received from Borrowers a duly executed Fourth Amendment to the Prior Loan Agreement together with all documents collateral thereto as required by Bank, all of which must be m form and content satisfactory to Bank and closing shall have been completed thereunder.

         10.6 DELIVERY OF OTHER DOCUMENTS. The following documents shall have been delivered by or on behalf of Borrowers to Bank, all of which must be in form and content satisfactory to Bank:

                  (a) Good Standing Certificates. A good standing certificate certifying to the good standing and corporate status of each Borrower in its state of incorporation, good standing/foreign qualification certificates from all other jurisdictions in which Borrowers are required to be qualified to do business, as the Bank may require.

                  (b) Authorization Documents. Evidence of authorization of each Borrower's execution and full performance of this Agreement, the Loan Documents and all other documents and actions required hereunder.

                  (c) Landlord's Release and Waiver Agreements. Bank shall have received a landlord's release and waiver agreement, satisfactory in form and substance to Bank, from each landlord for each location leased by any Borrower, as required by Bank.

                  (d) Opinion of Counsel. An opinion of counsel for Borrowers in form and content satisfactory to Bank, covering matters related to the laws of Pennsylvania, Oklahoma, Texas, Delaware and such other jurisdictions as required by Bank.

                  (e) Southland Acquisition Agreement. A copy of the fully executed Southland Acquisition Agreement and all exhibits and schedules thereto and all documents collateral thereto, certified to be true and complete.

                  (f) Assignment of Rights. An Assignment of Rights, satisfactory to Bank, collaterally assigning Triad's and UTI's rights under the Southland Acquisition Agreement to Bank.

                  (g) Lien Search. Copies of record searches (including UCC searches and judgments, suits, tax and other lien searches) confirming that Bank has a first priority security interest in the Collateral, acceptable to Bank.

                  (h) Appraisal. An appraisal of Borrowers' equipment in form, content, amount and performed by an appraiser approved by and acceptable to Bank or its agent or designee in its sole discretion. Such appraisal shall include, without limitation, an orderly liquidation value of fixed equipment (operating and idle rigs) and tubular equipment of not less than $50,000.00.

                  (i) Financial Statements. Copies of Borrowers' audited financial statements for the 1996 fiscal year end. Such financial statements shall be subject to the satisfactory review of Bank in its sole discretion.

                  (j) Insurance. Evidence of the insurance required under
Section 6.12 of the Prior Loan Agreement, including without limitation insurance on all Collateral (including Drilling Rigs) naming Bank as loss payee with a lender's loss payable endorsement.

                  (k) Releases. Originals of such pay-off letters, releases, UCC-3 termination statement and other agreements as Bank may require with respect to Indebtedness owed to CIT and to the Sam K. Viersen, Jr. Revocable Trust and all collateral securing such Indebtedness.

                  (l) Other Documents. Such other documents as may be required by Bank.

         10.7 SUBORDINATED TERM LOAN CLOSING. Closing shall have been completed under the Subordinated Debt Loan Documents, Obligors shall have received the $24,500,000 in proceeds thereunder and Obligors shall have utilized such funds to complete closing of the Southland Acquisition. Bank shall have received signed copies of all Subordinated Debt Loan Documents and the signed Subordination Agreement all of which must be in form and content acceptable to Bank in its sole discretion.

         10.8 NON-WAIVER OF RIGHTS. By completing the closing hereunder, or by making advances hereunder, Bank does not thereby waive a breach of any warranty or representation made by any Borrower hereunder or any agreement, document, or instrument delivered to Bank or otherwise referred to herein, and any claims and rights of Bank resulting from any breach or misrepresentation by any Borrower are specifically reserved by Bank.

11.      DEFAULT AND REMEDIES.

         11.1 EVENTS OF DEFAULT. The occurrence and continuation, of any one or more of the following events shall constitute an Event or Events of Default hereunder:

                  (a) The failure of Borrowers to pay any amount of principal or interest on the Note, or any fee or other sums payable hereunder, or any other Bank Indebtedness on the date on which such payment is due, whether on demand, at the stated maturity or due date therefor by reason of any requirement for the prepayment thereof, by acceleration or otherwise, provided that, with respect to payments of sums other than principal and interest, such failure to pay continues unremedied for a period of ten (10) days after such sums are first due;

                  (b) The failure of any Borrower to duly perform or observe any obligation, covenant or agreement on its part contained herein under the Prior Loan Agreement, or m any other Loan Document, provided that, notwithstanding the foregoing, Borrowers' failure to comply with the provisions of Sections 6.4,
6.11. 6.12 (other than the requirement that insurance coverage be maintained at all times), 8.3 and 8.8 of the Prior Loan Agreement shall not constitute an Event of Default hereunder unless such failure to comply continues unremedied for a period of fifteen (15) days after the earlier of (i) any Borrower receives notice from Bank of such failure, or (ii) a responsible officer of any Borrower has actual notice of such failure;

                  (c) Any Event of Default (as defined in the Prior Loan Agreement) shall occur and be continuing; or

                  (d) The continuing failure of any Borrower to perform any obligation under the Subordinated Debt Loan Documents regardless of whether any Subordinated Lender shall call a default as a result thereof, or the occurrence and continuation of any event of default or event which with the giving of notice, passage of time or both would constitute an event of default under the Subordinated Debt Loan Documents; or

                  (e) Any default occurs and is continuing under the Subordination Agreement.

         11.2 REMEDIES. At the option of the Bank, upon the occurrence and during the continuance of an Event of Default:

                  (a) The entire unpaid principal of the Loan, all other Bank Indebtedness, or any part thereof, all interest accrued thereon, all fees due hereunder and all other obligations of Borrowers to Bank hereunder or under any other agreement, note or otherwise arising will become immediately due and payable without any further demand or notice;

                  (b) Bank may increase the interest rate on the Loan to the default rate set forth herein, without notice;

                  (c) Bank may exercise each and every right and remedy granted to it under the Prior Loan Documents, all of which are hereby incorporated by reference with the same effect as if they were set forth in this Agreement in their entirety.

                  (d) Bank may enter any premises occupied by any Borrower and take possession of the Collateral and any records relating thereto;

                  (e) Bank may exercise each and every right and remedy granted to it under the Loan Documents, the Prior Loan Documents, under the Uniform Commercial Code and under any other applicable law or at equity; and/or

                  (f) Bank may exercise each and every right and remedy under the Subordination Agreement.

         If an Event of Default occurs under SECTION 12.1(E) or (F) of the Prior Loan Agreement, all Bank Indebtedness shall become immediately due and payable.

         11.3 SET-OFF. Without limiting the rights of Bank under applicable law, Bank has and may exercise a right of set-off, a lien against and a security interest in all property of any Borrower now or at any time in Bank's possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Bank, as security Indebtedness. At any time and from time to time following the occurrence of an Event of Default, or any event which with the giving of notice or passage of time or both would constitute an Event of Default, Bank may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit of any Borrower against any or all of the Bank Indebtedness and each Borrower's obligations under the Loan Documents. Bank shall use its best efforts to provide to the Borrower prompt written notice of the exercise of any set-off rights, provided that the failure of Bank to provide such notice shall not limit or affect the validity or effectiveness of such set-off.

         11.4 TURNOVER OF PROPERTY HELD BY BANK. Each Borrower irrevocably authorizes- any Affiliate of Bank, upon and following the occurrence of an Event of Default, at the request of Bank and without further notice, to turnover to Bank any property of any Borrower held by such Affiliate, including without limitation, funds and securities for any Borrower's account and to debit, for the benefit of Bank, any deposit account maintained by any Borrower with such Affiliate (even if such deposit account is not then due or there results a loss or reduction of interest or the imposition of a penalty in accordance with law applicable to the early withdrawal of time deposits), in the amount requested by Bank up to the amount of the Bank Indebtedness, and to pay or transfer such amount or property to Bank for application to the Bank Indebtedness.

         11.5 DELAY OR OMISSION NOT WAIVER. Neither the failure nor any delay on the part of Bank to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Bank. No single, partial or full exercise of any rights, remedies, powers and privileges by the Bank shall preclude further or other exercise thereof. No course of dealing between Bank and Borrowers shall operate as or be deemed to constitute a waiver of Bank's rights under the Loan Documents or affect the duties or obligations of Borrowers.

         11.6 REMEDIES CUMULATIVE; CONSENTS. The rights, remedies, powers and privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Bank's favor at law or in equity. Whenever the Bank's consent or approval is required or permitted, such consent or approval shall be at the sole and absolute discretion of Bank.

         11.7 CERTAIN FEES, COSTS. EXPENSE EXPENDITURES AND INDEMNIFICATION. Each Borrower agrees to pay on demand all costs and expenses of Bank, including without limitation:

                  (a) all costs and expenses in connection with (i) the preparation, review, negotiation, execution, delivery and administration of the Loan Documents, and the other documents to be delivered in connection therewith, or any waivers, consents, amendments, extensions and increases to any of the foregoing, (ii) the preparation for, negotiations regarding, consultations concerning, or the defense or prosecution of legal proceedings involving any claims made or threatened against Bank arising out of or related to the Loan Documents, the transactions contemplated hereunder as to the protection of any of the Collateral, or (iii) obtaining any appraisals or reappraisals of Collateral, periodic lien searches and tax clearance certificates, as Bank in its discretion deems necessary (including in all cases, without limitation, reasonable attorney's fees and

                  (b) all losses, costs and expenses in connection with the interpretation, enforcement, protection and preservation of the Bank's rights or remedies under the Loan Documents, or any other agreement relating to any Bank Indebtedness, or in connection with legal advice relating to the rights or responsibilities of Bank (including without limitation court costs, reasonable attorney's fees, reasonable expenses of accountants and appraiser and the cost of all appeals); and

                  (c) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and all liabilities to which Bank may become subject as the result of delay in paying or omission to pay such taxes.

         In the event any Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which ft is required to pay hereunder, or fails to keep the Collateral free from security interests or lien (except as expressly permitted herein), or fails to maintain or repair the Collateral as required hereby, or otherwise breaches any obligations under the Loan Documents, Bank in its discretion, may make expenditures for such purposes and the amount so expended (including attorney's fees and expenses, filing fees and other charges) shall be payable by Borrowers on demand and shall constitute part of the Bank Indebtedness.

         With respect to any amount required to be paid by Borrowers under this section, in the event Borrowers fail to pay such amount on demand, Borrowers shall also pay to Bank interest thereon at the default rate set forth for the Loan.

         Borrowers agree to indemnify and hold harmless, Bank and Bank's officers, directors, shareholders, employees and agents, from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Person is a party to any litigation), including attorney's fees and costs and costs of investigation, document production, attendance at depositions or other discovery with respect to or arising out of this Agreement, the use of any proceeds advanced hereunder, the transactions contemplated hereunder, or any claim, demand, action or cause of action being asserted against any Borrower or any of its Affiliates.

         Borrowers' obligations under this section shall survive termination of this Agreement and repayment of the Bank Indebtedness.

         11.8 TIME IS OF THE ESSENCE. Time is of the essence in Borrowers' performance of their obligations under the Loan Documents.

         11.9 INDEMNIFICATION. Borrowers, jointly and severally shall indemnify, defend and hold Bank, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, deficiencies, judgments, penalties, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Loan Documents, the Prior Loan Documents or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission to act, event or transaction related or attendant thereto including, without limitation, anything related in any way to any claim by CIT against Borrowers or the Bank related to the transactions contemplated hereunder or in connection with the CIT Loan Documents and including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel, except that Borrowers shall not be required to indemnify, defend or hold harmless Bank from or against any such loss, claim, damage, liability, deficiency, judgment, penalty or cost to the extent that the undertaking to indemnify, pay and hold harmless set forth in this section may be unenforceable because it violates any law or public policy or results from Bank's gross negligence or wilful misconduct. Borrowers shall pay the maximum portion which it is permitted to pay under applicable law to Bank in satisfaction of indemnified matters under this section. The foregoing indemnity shall survive the payment of the Bank of the Bank Indebtedness and the termination or non-renewal of this Agreement.

         11.10 LIMITATIONS AFTER DEFAULT. To the extent that any of the covenants set forth or incorporated by reference in this Loan Agreement permit exceptions for any general prohibitions or requirements, such exceptions are permitted only provided that (a) no Event of Default has occurred and is continuing, and (b) any action taken by any Borrower which would have constituted a permitted exception would not cause or result in an Event of Default.

12. COMMUNICATIONS AND NOTICES. All notices, requests and other communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

                        To Borrowers:
                                UTI Energy Corp.
                                485 Devon Park Drive, Suite 112
                                Wayne, PA 19087
                                Attention: P. Blake Dupuis, Chief
                                Financial Officer


                        To Bank:
                                Mellon Bank, N.A.
                                Plymouth Meeting Executive Campus 610
                                West Germantown Pike,
                                Suite 200 Plymouth Meeting, PA 19462
                                Attention: Anthony Caringi, Asst.
                                Vice President


         ALL "PAYMENT IN FULL" CHECKS OR OTHER MEDIA OF PAYMENT MUST BE SENT TO BANK ONLY TO THE ABOVE ADDRESS.

13. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings set forth therein in the Prior Loan Agreement. The following words and phrases as used in capitalized form in this Agreement, whether in the singular or plural, shall have the meanings indicated:

         13.1 "ACCOUNTING TERM". As used in this Agreement, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined elsewhere in this Agreement shall have the respective meanings given to them under GAAP.

         13.2 "AFFILIATE", as to any Person, means each other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person in question.

         13.3 "BANK INDEBTEDNESS" shall mean all obligations and Indebtedness of any Borrower to Bank, whether now or hereafter owing or existing, including, without limitation, all obligations under the Loan Documents and the Prior Loan Documents, all obligations to reimburse Bank for payments made by Bank pursuant to any letter of credit issued for the account or benefit of any Borrower by Bank, all other obligations or undertakIngs now or hereafter made by or for the benefit of any Borrower to or for the benefit of Bank under any other agreement, promissory note or undertaking now existing or hereafter entered into by any Borrower with Bank, including, without limitation, all obligations of any Borrower to Bank under the Note, the Loan Documents, any guaranty or surety agreement and all obligations of any Borrower to immediately pay to Bank the amount of any overdraft on any deposit account maintained with Bank, together with all interest and other sums payable in connection with any of the foregoing.

         13.4 "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in Pennsylvania are authorized by law to close.

         13.5     "CIT" means the CIT Group/Equipment Financing, Inc.

         13.6 "CHANGE OF CONTROL" shall mean the occurrence of both of the following: (a) Remy Capital Partners III and its Affiliates as a group (collectively, Remy") shall cease to be the largest beneficial owner of the total votIng power of all issued and outstanding shares of the capital stock of UTI (or successor thereto) entitled to vote generally in the election of directors; and (b) any Person or group (within the meanIng of Rule 13d-5 as in effect on the date hereof under the Securities Exchange Act of 1934, as amended) shall be the beneficial owner, directly or indirectly, through a purchase, merger, consolidation or other acquisition transaction of more than 35% of the total voting power of all issued and outstanding shares of the capital stock of UTI (or successor thereto) entitled to vote generally in the election of directors; provided, however, that a Person shall not be deemed to have beneficial ownership of the shares of UTI solely by reason of one or more of (i) the granting of a proxy or agreement to such Person to vote in a particular manner in connection with a transaction of the type described in clause (b),
(ii) the granting of a revocable proxy to such Person in connection with a matter to be considered by stockholders of UTI, (iii) that Person's ownership of a right to purchase or acquire stock in connection with such Person's purchase of stock of UTI from UTI or Remy, or (iv) by reason of the ownership of an underwriter of shares of the capital stock of UTI in connection with a public offering of such shares; provided, further, that, in the case of subclauses (i),
(ii) and (iii), no payment or consideration in the form of cash or property shall have been received in connection with such grants or purchases.

         13.7 "CORPORATION" means a corporation, partnership, trust, unincorporated organization, association, joint stock company, limited liability company or other legal entity.

         13.8 "EVENT OF DEFAULT" means each of the events specified in
Section 11.1.

         13.9 "GAAP" means generally accepted accountIng principles in the United States of America, in effect from time to time, consistently applied and maintained.

         13.10 "INDEBTEDNESS", as applied to a Person, means:

                  (a) all items (except items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined;

                  (b) to the extent not included in the foregoing, all indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

                  (c) to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

         13.11 "LOAN DOCUMENTS" means this Agreement, the Note, the Subordination Agreement and all other documents, executed or delivered by Borrower pursuant to this Agreement, as they may be amended from time to time.

         13.12 "NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement executed as part of the Subordinated Term Loan.

         13.13 "PERSON" means an individual, a 'Corporation or a government or any agency or subdivision thereof, or any other entity.

         13.14 "PRIME RATE" means the annual interest rate established from time to time by Bank and generally known by Bank as its ?$prime rate", whether published by it publicly or only for the internal guidance of its loan officers. The Prime Rate is used merely as a pricing index and is not and should not be considered to represent the lowest or best rate available to a borrower.

         13.15 "SOUTHLAND" means Southland Drilling Company, Ltd.

         13.16 "SOUTHLAND ACQUISITION" means the acquisition by Triad of substantially all of the assets of Southland in accordance with the terms of the Southland Acquisition Agreement.

         13.17 "SOUTHLAND ACQUISITION AGREEMENT" means the Asset Purchase Agreement dated March 5, 1997 between UTI and Southland.

         13.18 "SUBORDINATED DEBT LOAN DOCUMENTS" means all of the documents executed and delivered in connection with the Loan, including without limitation, the Note Purchase Agreement, the Note, the Subordination Agreement and the Warrant Agreement.

         13.19 "SUBORDINATED LENDERS" means collectively Canpartners Investment IV, LLC and its permitted successors and assigns.

         13.20 "SUBORDINATED TERM LOAN" means the subordinated term loan in the face amount of $25,000,000 to be extended by the Subordinated Lenders to certain of the Obligors in accordance with the terms of the Subordinated Debt Loan Documents, the terms of which must be acceptable to Bank.

         13.21 "SUBORDINATION AGREEMENT" means the Subordination and Intercreditor Agreement among Obligors, the Subordinated Lenders and Bank, in form and content acceptable to Bank.

         13.22 "SUBSIDIARY" means a Corporation (a) which is organized under the laws of the United States or any State thereof, or any other county or jurisdiction, (b) which conducts substantially all of its business and has substantially all of its assets within the United States, and (c) of which more than fifty percent (50%) of its outstanding voting stock of every class (or other voting equity interest) is owned by any Borrower or one or more of its Subsidiaries.

14.      WAIVERS.

         14.1 WAIVERS. In connection with any proceedings under the Loan Documents, including without limitation any action by Bank in replevin, foreclosure or other court process or in connection with any other action related to the Loan Documents or the transactions contemplated hereunder, Borrowers waive:

                  (a) all errors, defects and imperfections in such proceedings;

                  (b) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the Loan Documents or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;

                  (c) all rights to inquisition on any real estate, which real estate may be levied upon pursuant to a judgment obtained under any of the Loan Documents and sold upon any writ of execution issued thereon in whole or in part, in any order desired by Bank;

                  (d) presentment for payment, demand, notice of demand, notice of nonpayment, protest and notice of protest of any of the Loan Documents, including the Note;

                  (e) any requirement for bonds, security or sureties required by statute, court rule or otherwise;

                  (f) any demand for possession of Collateral prior to commencement of any suit; and

                  (g) all rights to claim or recover attorney's fees and costs in the event that any Borrower is successful in any action to remove, suspend or prevent the enforcement of a judgment entered by confession.

         14.2 FORBEARANCE. Bank may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to any Borrower

         14.3 LIMITATION ON LIABILITY. Borrowers shall be responsible for and Bank is hereby released from any claim or liability in connection with:

                  (a)  Safekeeping any Collateral;

                  (b)  Any loss or damage to any Collateral;

                  (c)  Any diminution in value of the Collateral; or

                  (d)  Any act or default of another Person.

         Bank shall only be liable for any act or omission on its part constituting gross negligence or wilful misconduct. In the event that Bank breaches its required standard of conduct, Borrowers agree that Bank's liability shall be only for direct damages suffered and shall not extend to consequential or incidental damages. In the event any Borrower brings suit against Bank in connection with the transactions contemplated hereunder and Bank is found not to be liable, Borrowers will indemnify and hold Bank harmless from all costs and expenses, including attorney's fees, incurred by Bank in connection with such suit. This Agreement is not intended to obligate Bank to take any action with respect to the Collateral or to incur expenses or perform any obligation or duty of any Borrower.

         14.4 SUBROGATION; SUBORDINATION. Any and all rights of subrogation that any Borrower have against another Borrower or against any collateral or security for any Bank Indebtedness may and any and all rights of contribution, indemnity and/or substitution that any Borrower may have against another Borrower shall be junior and subordinate to all Bank Indebtedness, to any rights that Bank may have against all Borrowers, and to all right, title and interest that Bank may have in any such collateral or security for the Bank Indebtedness. Bank may use, sell or dispose of any item of collateral or security for the Bank Indebtedness as it sees fit without regard to any subrogation rights any Borrower may have, and upon any such disposition or sale of such collateral or security any rights of subrogation that any Borrower may have with respect to such collateral or security shall terminate.

         Until the Bank Indebtedness shall have been indefeasibly paid in full, no Borrower shall take, or permit to be taken, any action to exercise (a) any right of subrogation arising in respect of the Bank Indebtedness, (b) any right of contribution arising in respect of the Bank Indebtedness that any Borrower may have, (c) any right to enforce any remedy which Bank now has or may hereafter have against any Borrower or (d) any benefit of, and any right to participate in, any security now or hereafter held by Bank. If any amount shall be paid to any Borrower on account of such subrogation or contribution rights at any time when all Bank Indebtedness shall not have been paid in full, such amount shall be held in trust for Bank and shall forthwith be paid over to Bank to be credited and applied against the Bank Indebtedness, whether matured or unmatured, in accordance with the terms hereof.

15. SUBMISSION TO JURISDICTION. Borrowers hereby consent to the jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agree that, subject to the Bank's election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts. Borrowers waive any objection which they may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waive personal service of any and all process upon them, and consent that all such service of process be made by mail or messenger directed to them at the address set forth in Section 12. Nothing contained in this Section 15 shall affect the right of Bank to serve legal process in any other manner permitted by law or affect the right of Bank to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdiction.

16.      MISCELLANEOUS.

         16.1 INCORPORATION BY REFERENCE. All of the representations, warranties, covenants and conditions set forth in the Prior Loan Agreement are hereby incorporated into this Agreement by reference with the same effect as if they were set forth in this Agreement in their entirety. Such representations, warranties, covenants and conditions shall survive repayment of the Line and termination of the Prior Loan Agreement.

                  All representations, warranties, covenants and conditions set forth in the Subordinated Debt Loan Documents are hereby incorporated by reference with the same effect as if they were set forth in this Agreement in their entirety, provided that such representations, warranties and covenants shall terminate upon repayment in full of the Subordinated Term Loan.

         16.2 BROKERS. The transaction contemplated hereunder was brought about and entered into by Bank and Borrowers acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Borrowers represent to Bank that Borrowers have not committed Bank to the payment of any brokerage fee or commission in connection with this transaction. If any such claim is made against Bank by any broker, finder or agent or any other Person, Borrowers agree to indemnify, defend and hold Bank harmless against any such claim, at Borrowers' own cost and expense, including Bank's attorneys' fees. Borrowers further agree that until any such claim or demand is adjudicated in Bank's favor, the amount claimed and/or demanded shall be deemed part of the Bank Indebtedness secured by the Collateral.

         16.3 USE OF BANK'S NAME. No Borrower shall use Bank's name or the name of any of Bank's Affiliates in connection with any of its business or activities except as may otherwise be required by the rules and regulations of the Securities and Exchange Commission or any like regulatory body and except as may be required in its dealings with any governmental agency.

         16.4 NO JOINT VENTURE. Nothing contained herein is intended to permit or authorize any Borrower to make any contract on behalf of Bank, nor shall this Agreement be construed as creating a partnership, joint venture or making Bank an investor in any Borrower.

         16.5 SURVIVAL. All covenants, agreements, representations and warranties made by Borrowers in the Loan Documents or made by or on their behalf in connection with the transactions contemplated herein shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by Bank or on its behalf and the making by Bank of the loans or advances to Borrowers. All statements contained in any certificate, statement or other document delivered by or on behalf of any Borrower pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by Borrowers.

         16.6 NO ASSIGNMENT BY BORROWERS. No Borrower may assign any of its rights hereunder without the prior written consent of Bank, and Bank shall not be required to lend hereunder except to Borrowers as they presently exist.

         16.7 ASSIGNMENT OR SALE BY BANK. Bank may sell, assign or participate all or a portion of its interest in the Loan Documents and in connection therewith may make available to any prospective purchaser, assignee or participant any information relative to any Borrower in its --possession, provided that there are at no time more than six (6) other co-lenders or participants, and provided further that, the amount of each co-lender's or participant's interest in the commitments under the Line and the original balance of their respective interests in the Loan are not less than $5,000,000 in the aggregate at the time of assignment or purchase.

         16.8 BINDING EFFECT. This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         16.9 SEVERABILITY. The provisions of this Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

         16.10 NO THIRD PARTY BENEFICIARIES. The rights and benefits of this Agreement and the Loan Documents shall not inure to the benefit of any third party.

         16.11 MODIFICATIONS. No modification of this Agreement or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

         16.12 HOLIDAYS. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

         16.13 LAW GOVERNING. This Agreement has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth, without regard to any rules or principles regarding conflict of laws or any rule or canon of construction which interprets agreements against the draftsman.

         16.14 INTEGRATION. The Loan Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting Bank's rights, powers, remedies and security. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail. All references to the Prior Loan Agreement shall mean the Prior Loan Agreement as it may from time to time be amended. If the Prior Loan Agreement is terminated or ceases to be effective for any reason, the provision thereof specifically referenced or incorporated by reference in this Agreement shall remain a part of this Agreement.

         16.15 EXHIBITS AND SCHEDULES. All exhibits and schedules attached hereto are hereby made a part of this Agreement.

         16.16 HEADINGS. The headings of the Articles, Sections, paragraphs and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

         16.17 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         16.18 JOINT AND SEVERAL LIABILITY. If there is more than one Borrower hereunder, all agreements, conditions, covenants and provisions of the Loan Documents shall be the joint and several obligation of each Borrower.

         16.19 WAIVER OF RIGHT TO TRIAL BY JURY. BORROWERS AND BANK WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWERS OR BANK WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWERS AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWERS AND BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWERS ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        FWA DRILLING COMPANY, INC.


                                        By:  /s/ P. Blake Dupuis
                                           -----------------------------------
                                             P. Blake Dupuis, Vice President
(CORPORATE SEAL)



                                        INTERNATIONAL PETROLEUM SERVICE COMPANY


                                        By:  /s/ P. Blake Dupuis
                                           -----------------------------------
                                           P. Blake Dupuis, Vice President
(CORPORATE SEAL)



                                        TRIAD DRILLING COMPANY


                                        By:  /s/ P. Blake Dupuis
                                           -----------------------------------
                                           P. Blake Dupuis, Vice President
(CORPORATE SEAL)

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                         UNIVERSAL WELL SERVICES, INC.


                                        By:  /s/ P. Blake Dupuis
                                           -----------------------------------
                                           P. Blake Dupuis, Vice President
(CORPORATE SEAL)



                                         USC, INCORPORATED


                                        By:  /s/ P. Blake Dupuis
                                           -----------------------------------
                                           P. Blake Dupuis, Vice President
(CORPORATE SEAL)



                                         UTI ENERGY CORP.


                                           By:  /s/ P. Blake Dupuis
                                           -----------------------------------
                                           P. Blake Dupuis, Vice President
(CORPORATE SEAL)


                                         UTICO, INC.


                                           By:  /s/ P. Blake Dupuis
                                           -----------------------------------
                                           P. Blake Dupuis, Vice President
(CORPORATE SEAL)



                                         PANTHER DRILLING, INC.,
                                         FORMERLY KNOWN AS
                                         VIERSEN & COCHRAN
                                         DRILLING COMPANY


                                        By:  /s/ P. Blake Dupuis
                                           -----------------------------------
                                           P. Blake Dupuis, Vice President
(CORPORATE SEAL)

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                     MELLON BANK, N.A.


                                     By:  /s/ Anthony R. Caringi
                                        ----------------------------------------
                                        Anthony R. Caringi, Asst. Vice President

                                     EXHIBIT



Exhibit "A"    -     Note



                                    SCHEDULE



Schedule 5.9   -     Location of Drilling Equipment

                                      NOTE


                                                     Philadelphia, Pennsylvania

                                                          Dated: April 11, 1997
$25,000,000.00

         FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND,the undersigned (collectively, the "Borrowers") hereby promise to pay to the order of MELLON BANK, N.A. ("Bank"), the principal sum of Twenty-Five Million Dollars ($25,000,000.00), together with Interest thereon upon the following terms:

         1. TERM NOTE. This Note is the "Note" as defined in that certain Loan and Security Agreement of even date herewith between Borrowers and Bank (such Loan and Security Agreement, as the sane may be amended, supplemented or restated from time to time, being the "Loan Agreement") and, as such, shall be construed in accordance with all terms and conditions thereof. Capitalized terms not defined herein shall have such meaning as provided in the Loan Agreement. This Note is entitled to all the rights and remedies provided in the Loan Agreement and the Loan Documents and is secured by all Collateral as described therein.

         2. INTEREST RATE. Interest on the unpaid principal balance hereof will accrue from the date of advance until final payment thereof at the rate per annum which is equal to the Prime Rate of Bank in effect from time to time (such interest rate to change immediately upon any change in the Prime Rate).

         3. DEFAULT INTEREST. Interest will accrue on the outstanding principal amount hereof following the occurrence of an Event of Default or the final maturity date hereof, until paid at a rate per annum which is two percent (2%) in excess of the non-default rate otherwise payable under Paragraph 2 above (the "Default Rate").

         4. POST JUDGMENT INTEREST. Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the Default Rate until paid.

         5. COMPUTATION. Interest will be computed on the basis of a year 365/366 days and paid for the actual number of days elapsed.

         6. PRINCIPAL AND INTEREST PAYMENTS.

                  (a) Interest Payments. Borrowers will pay interest on the outstanding principal balance hereof monthly, on the first day of each calendar month commencing on the first day of the first calendar month following the date hereof.

                  (b) Principal Payments. Borrowers will pay the outstanding principal balance hereof as follows:

                           (i) twelve (12) equal and consecutive monthly
installments of Four Hundred Twenty-Five Thousand Dollars ($425,000.00) each, payable on the first day of each calendar month commencing on May 1, 1997 and contInuing through and including April 1, 1998;

                           (ii) twelve (12) equal and consecutive monthly
installments of Five Hundred Thousand Dollars ($500,000.00) each, payable on the first day of each calendar month commencing on May I, 1998 and continuing through and including April I, 1999;

                           (iii) thirteen (13) equal and consecutive monthly
installments of Six Hundred Fifty Thousand Dollars ($650,000.00) each, payable on the first day of each calendar month commencing on May 1, 1999 and continuing through and including May 1, 2000; and

                           (iv) one (I) final payment of the remaining
principal balance hereof plus all accrued and unpaid interest thereon on June 1, 2000.

         Borrowers also agree to make the prepayments required under SECTION 3.2(B) and SECTION 6.6 of the Loan Agreement.

         7. PLACE OF PAYMENT. Principal and interest hereunder shall be payable as provided in the Loan Agreement, or at such other place as Bank, from time to time, may designate in writIng.

         8. DEFAULT: REMEDIES. Upon the occurrence of an Event of Default and so long as same shall be contInuing, Bank, at its option and without notice to Borrowers, may declare immediately due and payable the entire unpaid balance of principal and all other sums due by Borrowers hereunder and under the other Loan Documents, together with interest accrued thereon at the applicable rate specified above to the date of the Event of Default and thereafter at the Default Rate. Payment thereof may be enforced and recovered in whole or in part at any time and from time to time by one or more of the remedies provided to Bank in this Note or in the Loan Documents or as otherwise provided at law or in equity, all of which remedies are cumulative and concurrent.

         9. WAIVERS. Borrowers and all endorsers hereby, jointly and severally, waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

         10. MISCELLANEOUS. If any provisions of this Note shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof. This Note has been delivered in and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the law of conflicts. This Note shall be binding upon Borrowers and upon Borrowers' successors and assigns and shall benefit Bank and its successors and assigns. The prompt and faithful performance of all of Borrowers' obligations hereunder, including without limitation, time of payment, is of the essence of this Note.

         11. JOINT AND SEVERAL LIABILITY. If there is more than one Borrower executing this Note, all agreements, conditions, covenants and provisions of this Note shall be the joint and several obligation of each Borrower.

         IN WITNESS WHEREOF, Borrowers, intending to be legally bound hereby, have caused this Note to be duly executed the day and year first above written.

                                     FWA DRILLING COMPANY, INC.


                                     By:_____________________________________
                                         P. Blake Dupuis, Vice President
(CORPORATE SEAL)



                                     INTERNATIONAL PETROLEUM SERVICE COMPANY


                                     By:_____________________________________
                                          P. Blake Dupuis, Vice President
(CORPORATE SEAL)



                                     TRIAD DRILLING COMPANY


                                     By:______________________________________
                                          P. Blake Dupuis, Vice President
(CORPORATE SEAL)



                                     UNIVERSAL WELL SERVICES, INC.


                                     By:______________________________________
                                          P. Blake Dupuis, Vice President
(CORPORATE SEAL)



                                     USC, INCORPORATED


                                     By:______________________________________
                                          P. Blake Dupuis, Vice President
(CORPORATE SEAL)


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                     UTI ENERGY CORP.


                                     By:______________________________________
                                          P. Blake Dupuis, Vice President
(CORPORATE SEAL)



                                     UTICO, INC.


                                     By:______________________________________
                                          P. Blake Dupuis, Vice President
(CORPORATE SEAL)



                                     PANTHER DRILLING, INC.,
                                     FORMERLY KNOWN AS
                                     VIERSEN & COCHRAN
                                     DRILLING COMPANY


                                     By:______________________________________
                                          P. Blake Dupuis, Vice President
(CORPORATE SEAL)